EXHIBIT 10.3

                 INSTALLMENT SALE CONTRACT (SECURITY AGREEMENT)

PURCHASER(S):                               SELLER (DEALER):
NATIONAL COAL CORPORATION                   STOWERS MACHINERY CORPORATION
8915 GEORGE WILLIAMS RD.                    6301 RUTLEDGE PIKE
KNOXVILLE, TN 37923                         P O BOX 14802
                                            KNOXVILLE, TN 37914-1802
COUNTY: KNOX
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Subject to the terms and conditions set forth below and on the following page(s)
hereof, Seller hereby sells the equipment described below (the "Unit" or "Units") to Purchaser, and Purchaser (if more than one, jointly and severally), having been offered both a cash sale price and a time sale price, hereby buys the Units from Seller on a time sale basis
--------------------------------------------------------------------------------
NEW (IF USED)                                                         DELIVERED
OR FIRST MODEL    DESCRIPTION OF UNITS              SERIAL #           CASH SALE
USED     USED                                                             PRICE
--------------------------------------------------------------------------------

(1) USED          Caterpillar MOTOR GRADER          93UG3654          107,011.00
(1) USED          Caterpillar WHEEL LOADER          4FR00460          459,987.00
(1) USED          Caterpillar TRACK-TYPE TRACTOR    2VD01732          381,100.00


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FIRST  DESCRIPTION OF ADDITIONAL SECURITY
USED    (MAKE, MODEL & SERIAL NUMBER)           Sub-Total          $  948,098.00
-----------------------------------------       Sales Tax          $        0.00
                                             1. Total Cash Sale
                                                  Price            $  948,098.00
                                                Cash Down Pay          77,131.44
                                                Net Trade-in Allow          0.00
-----------------------------------------   2.  Total Down Payment $   77,131.44
FIRST  DESCRIPTION OF TRADE-IN EQUIPMENT    3.  Unpaid Balance of
USED    (MAKE, MODEL & SERIAL NUMBER)             Cash Prices (1+2)   870,966.56
-----------------------------------------   4.  Official Fees
                                                  (Specify)        $        0.00
                                                DOC FEES                    0.00
                                            5.  Physical Damage
                                                  Insurance        $
-----------------------------------------   6.  Principal Balance
                                                  Amount Financed)
                                                  3+4+5)           $  870,966.56
Trade-in Value                      0.00    7.  Finance Charge
Less Owing to (___ of a ____)                    (Time Price
                                                 Differential)     $   82,464.49
Net Trade-in Allowance              0.00    8.  Time Balance
                                                 (Total of Payments)
Location of Units:                               (6+7)             $  953,613.05
1308 JOE HINTON ROAD, UNIT 1                    Time Sale Balance
KNOXVILLE, TN 37931                         9.   (Total of Payment
                                                 Price) (2+8)      $1,030,744.49
                                           10.  Annual Percentage
                                                 Rate                      7.65%
                                           11.  Date  FINANCE CHARGE
                                                 begins to accrue: 7/14/05

Purchaser  hereby  sells and  conveys  to Seller  the above  described  Trade-in
Equipment and warrants it to be free and clear of all claims, liens, security interests and encumbrances except to the extent shown above.
1. PAYMENT: Purchaser shall pay to Seller, at P.O. Box 730681, DALLAS, TX 35373-0681 or such other location Seller designates in writing, the Time Balance (item 8 above) as follows [check (a) or (b)]:

___ (a) in 30 equal monthly installments of $0.00 each, with the first installment due on 8/14/2005, and the balance of the installments due on the like day of each month thereafter, (except no payments shall be due during the month(s) of (_____ n/_____)), until the entire indebtedness has been paid; or

___ (b) in accordance with the Payment Schedule attached to this Contract. (Provisions of section 1 continued on next page.)

SEE FOLLOWING PAGES(S) FOR ADDITIONAL TERMS AND CONDITIONS WHICH ARE A PART OF THIS CONTRACT.

LIABILITY INSURANCE COVERAGE FOR BODILY INJURY AND PROPERTY DAMAGE CAUSED TO OTHERS IS NOT INCLUDED IN THIS CONTRACT.

NOTICE TO PURCHASER: (1) DO NOT SIGN THIS CONTRACT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACED; (2) YOU ARE ENTITLED TO AN EXACT COPY OF THE CONTRACT YOU SIGN; (3) UNDER THE LAW YOU MAY HAVE THE RIGHT TO PAY OFF IN ADVANCE THE FULL AMOUNT DUE AND TO OBTAIN A PARTIAL REFUND OF THE FINANCE CHARGE; (40 IF
THIS CONTRACT IS NOT EXECUTED BY PRUCHASES ON OR BEFORE THE CONTRACT MAY BE CONSIDERED NULL AND VOID BY SELLER.

ATTACHMENT TO INSTALLMENT SALE CONTRACT (SECURITY AGREEMENT)

                           Dated as of __________________________
                           between
                           NATIONAL COAL CORPORTION ("Purchaser")
                           and
                           STOWERS MACHINARY CORPORATION ("Seller")

PAYMENT SCHEDULE

Payment Dates:                Payment Numbers               Payment Amounts Due

begin 8/14/2005               1     -      5                   $   44,238.56
begin 1/14/2006               6     -     30                   $   29,296.81










NATIONAL COAL CORPORATION                 STOWERS MACHINERY CORPORATION
(Purchaser)                               (Seller)

Signature   /s/ Jon E. Nix                Signature  /s/ David Waddilore
            -------------------------                ------------------------
Name (PRINT)    Jon E. Nix                Name (PRINT)   David Waddilore

Title           CEO                       Title          Executive V.P.

Date            7/5/05                    Date           7/6/05

                         ADDITIONAL TERMS AND CONDITIONS

1. PAYMENT (continued): Purchaser shall pay to Seller a late payment charge equal to the lesser of (1) the highest charge allowed by law or (b) 5% of the amount of any payment (including any accelerated payment) not made when due under this Contract (or such later date as may be required by applicable law). Upon prepayment in full of acceleration of the total unpaid Time Balance, Purchaser shall receive a rebate of the unearned portion of the Finance Charge computed on an actuarial basis less a processing fee. Except as otherwise expressly provided herein, the obligations of Purchaser hereunder shall not be affected by any defect in, damage to, loss of or interference with possession or use of any Unit, by the attachment of any lien or claim to any Unit, or for any other cause.

2. DISCLAMER OF WARRANTIES: Purchaser acknowledges and agrees that Seller is not the manufacturer of the Unit(s) and the Purchaser has selected each Unit based on Purchaser's own judgment without any reliance whatsoever on any statements or representations made by Seller. AS BETWEEN SELLER AND PURCHASE, THE UNIT(S) ARE PROVIDED "AS IS" WITHOUT ANY WATTANTIES OF ANY KIND. PURCHASER HEREBY EXPRESSLY DISCLAIMS a) ALL WARRANTIES OF MERCHANTABILITY, b) ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND c) ALL WARRANTEIS AGAINST INFRINGEMENT OR THE LIKE. Seller assigns to Purchaser its interest in any of the manufacturer's warranties on the Unit(s).

3. POSSESSION, USE AND MAINTENANCE: Purchaser shall not (a) use any Unit improperly, carelessly, unsafely or in violation of any law or regulation or for personal, family, or household purposes or for any purpose other than the Purchaser's business (including agricultural business); (b) permit the use of any Unit by anyone other than Purchaser or change the permanent location of any Unit from the county and state specified above without first prior written consent of Seller; or (c) sell, lease, assign or transfer, or create, or suffer to exist any lien, claim, security interest or encumbrance on any of its rights hereunder or in any Unit. The Units are and shall remain personal property irrespective of their use or manner of attachment to realty. Upon prior notice to Purchaser, Seller or its agent shall have the right (but not the obligation) at all reasonable times to inspect any Unit. Purchaser shall at its expense maintain the Units in good operating order, repair and condition. Purchase shall not alter any Unit or affix any equipment to any Unit if such alteration or addition would impair the originally intended function or reduce the value of such Unit. Any alteration or addition to any Unit shall be at the sole risk of Purchaser.

4. TAXES: Purchaser shall promptly pay all taxes, assessments, fees and other charges when levied or assessed against any Unit or the ownership or use thereof, on this Contract or any payments made or to be made to Seller.

5. WAIVER AND INDEMNITY: PURCHASES HEREBY AGREES TO RELEASE DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS FROM AND AGAINST ANY CLAIMS OF PURCHASER OR THIRD PARTIES, INCLUDING CLAIMS
BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, PERSONAL INJURY, PROPETY DAMAGE,


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STRICT  LIABILITY  OR  NEGLIGENCE,  FOR ANY LOSS,  DAMAGE OR INJURY  CAUSE BY OR
RELATING TO THE DESIGN, MANUFACTURE, SELECTION, DELIVERY, CONDITION, OPERATION, USE, OWNERSHIP, MAINTENANCE OR REPAIR OF ANY UNIT. FURTHER, PURCHASER AGREES TO BE RESPONSIBLE FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES, INCURRED BY SELLER OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS IN DEFENDING SUCH CLAIMS OR IN ENFORCING THIS PROVISION. UNDER NO CONDTION OR CAUSE OF ACTION SHALL SELLER BE LIABLE FOR ANY LOSS OF ACTUAL OR ANTICIPATED BUSINESS OR PROMPTS OR ANYSPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

6. INSURANCE: Purchaser, at it expense, shall keep each Unit and all equipment listed as Additional Security insured against all risks for their full insurable value and shall maintain comprehensive public liability insurance in an amount reasonably acceptable to Seller. All such insurance shall be in such form and with such companies as Seller shall reasonably approve, shall be primary, without right of contribution from any insurance carried by Seller, and shall provide that such insurance may not be cancelled or altered so as to affect the interest of Seller without at least 30 days' prior written notice to Seller. All insurance covering loss or damage too the Units and Additional Security shall name Seller (or its designee) as loan payee and be payable to Seller as its Interest may appear. Purchaser agrees to notify Seller of any occurrence which may become the basis of an insurance claim hereunder and not to make any adjustments with insurers without Seller's prior written consent. Prior to the first delivery of any Unit to Purchase, Purchaser shall deliver to Seller satisfactory evidence of such insurance coverage.

7. EVENTS OF DEFAULT: Each of the following shall constitute an "Event of Default" hereunder: (a) Purchaser shall fail to make any payments to Seller when due hereunder or fail to observe or perform any other covenant, agreement or warranty made by purchaser hereunder; (b) any representation or warranty of Purchaser obtained herein or in any document furnished to Seller in connection herewith shall be incorrect or misleading when made; (c) any Unit or additional security shall become lost, stolen, destroyed irreparably damaged or subject to any sale, lien, claim, security interest or encumbrance (either than in favor of Seller or its assignee); (d) any default shall occur under any other agreement between Purchaser and Seller; (e) Purchaser or any guarantee of this Contract shall cease to do business, become insolvent, make an assignment for the benefit of creditors or file any petition under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of debtors; (f) any involuntary petition shall be filed under any bankruptcy statute against Purchaser or any guarantor of the Contract or any receiver, trustee or similar official shall be appointed to take possession of the properties of Purchaser or any guarantor of this Contract unless such petitioner appointment ceases to be in effect within 30 days of said filing or appointment; (g) Seller shall reasonably deem itself to be insecure; or (h) any breach or repudiation by any guarantor shall occur under any guaranty obtained by Seller in connection with this Contract.

8. REMEDIES: If any event of Default shall occur, Seller may, at its option, do any one or more of the following: (a) Declare all amounts due or in become due under this Contract, excluding any unearned portion of the Finance Charge, immediately due and payable; (b) recover any additional damages and expenses sustained by Seller by reason the breach of any covenant, representation or warranty contained in this Contract; (c) enforce the security interest granted hereunder; (d) without notice, liability or legal process, enter upon the premises where any of the Units or additional security maybe and take possession thereof, and 9e) require Purchaser to assemble the Units and additional security and make them available to Seller at a place designated by Seller which is reasonably convenient to both parties. Time is of the essence of this Contract. Seller shall have all rights given to a secured party by law and may retain all monies theretofore paid by Purchaser hereunder as compensation for the reasonable use of the Units by Purchaser. Seller may, at its option, undertake commercially reasonable efforts to sell the Units and additional security, and the proceeds of any such sale shall be applied: First, to reimburse Seller for all reasonable expenses of retaking, holding, preparing for sale, and selling the Units and additional security, including all taxes and reasonable attorneys' fees, and second, to the extent not previously paid by Purchaser, in pay Seller all amounts then due or accrued under this contract, including any accelerated payments and later payment charges. Any surplus shall be paid to the person entitled thereto. Purchaser shall promptly pay any deficiency to Seller. Purchase acknowledges that sales for each or on credit to a wholesaler, retailer or user of the Units or additional security, and with or without the Units or additional security being present at such sale, are all commercially reasonable. Purchaser agrees to pay all reasonable attorneys' fees (in the extent permitted by applicable law) and all costs and expenses incurred by Seller in enforcing this Contract. The remedies provided herein shall be cumulative and in addition to all other remedies at law or in equity. If Purchaser fails to perform any of its obligations under this Contract, Seller may (but need not) at any time thereafter perform such obligation, and the expenses incurred in connection therewith shall be payable by Purchaser upon demand.

9. SECURITY INTEREST; PRUCHASE ASSURANCES AND REPRESENTATIONS: To secure payment of Purchaser's indebtedness to Seller hereunder and the performance of all obligations of Purchaser hereunder, Purchaser hereby grants to Seller a continuing security interest in the Units, and in the equipment, of any, described as Additional Security on the front of this Contract, including all attachments, accessories and optional features for such Units and Additional Security (whether or not installed therein) and all substitutions, replacements, additional and accessions thereto and proceeds off all the foregoing including, but not limited to, proceeds to the form of chattel paper. Purchaser will, at its expense, do any act and execute, acknowledge, deliver, file, register and record any Documents which Seller deems desirable in its discretion to protect Seller's security interest and Seller's rights and benefits under this Contract. Purchaser hereby irrevocably appoints Seller as Purchaser's Attorney-in-Fact for the signing and filing of such documents and authorizes Seller to delegate these limited powers. Purchaser acknowledges the signature of Seller or said delegates upon such documents to be the same as Purchaser's own for all purposes and with the present intent to authenticate the document. Purchaser represents and warrants to Seller that (a) Purchaser has the power to make, deliver and perform under this Contract; (b) the person executing and delivering this Contract is authorized to so on behalf of Purchaser; (c) this Contract constitutes a valid obligation of Purchaser, legally binding under and enforceable in accordance with its terms, and (d) all credit, financial and other information submitted to Seller in connection with this Contract is and shall be true, correct and complete. Purchaser further represents and warrants to Seller that Purchaser is and shall remain a Corporation registered in the state of TENNESSEE ("Business Location"); and Purchaser will not change its form of business organization or business Location without prior written notice to Seller. 10. ASSIGNMENT;
COUNTERPARTS: The rights and remedies of Seller under this Contract may be assigned by Seller at any time. If this Contract is assigned by Seller, the term "Seller" shall thenceforth mean Seller's assignee, and if assigned to a partnership, shall thenceforth mean such partnership and, for purposes of Sections 2, 4, 5 and 6, each partner in such partnership. If notified by Seller, Purchaser shall release any claim Purchases may have against Seller hereunder. No assignment of this Contract or any right or obligation hereunder may be made by Purchaser without the prior written consent of Seller. This Contract shall be binding upon and (ILLEGIBLE) to the benefit of Seller and Purchaser and their respective successors and assigns. Although multiple counterparts of this document may be signed; only the counterpart accepted, acknowledged and certified by Caterpillar Financial Service Corporation on the signature page thereof as the original will continue original chattel paper.

11. EFFECT OF WAIVER; ENTIRE AGREEMENT; MODIFICATION OF CONTRACT; NOTICES: No delay or omission to exercise any right or remedy according to Seller hereunder shall impair any such right or remedy nor shall it be conserved to be a waiver of any breach or default of Purchaser. Any waiver or consent by Seller under this Contract must be in writing specifically set forth. This Contract completely states the rights of Seller and Purchaser with respect to the Units and supersedes all prior agreements with respect thereto. No variation or modification of this Contract shall be valid unless in writing. All notices hereunder shall be in writing, addressed to each party at the address set forth on the front of this Contract or as such other address as may hereafter be furnished in writing.

12. APPLICABLE LAW, JURISDICTION AND JURY TRIAL WAIVER, PROVISIONS; This Agreement shall be governed by and construed under the laws of the State of Tennessee, without giving effect to the conflict-in-laws principles thereof, and Purchaser hereby consents to one jurisdiction of any state or federal court located within the State of Tennessee. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TOT HIS AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL.

13. SEVERBILITY, SURVIVAL OF COVENANTS: If any provision of this Contract shall be invalid under any applicable law, such provision shall be deemed omitted but the reaming provisions hereof shall be given effect. All obligations of Purchaser under this contract shall survive the expiration or termination of this Contract to the extent required for their full observance and performance.

PURCHASER ACKNOWLEDGES RECEIPT OF A FULLY COMPLETED COPY OF THIS CONTRACT EXECUTED BY BOTH PURCHASER AND SELLER.

Purchaser(s) and Seller have duly executed this Contract as of July 6, 2005.

Purchaser(s):                               Seller:

NATIONAL COAL CORPORTION                    STOWERS MACHINERY CORPORATION

Signature   /s/ Jon E. Nix                Signature  /s/ David Waddilore
            -------------------------                ------------------------
Name (PRINT)    Jon E. Nix                Name (PRINT)   David Waddilore

Title           CEO                       Title          Executive V.P.

                  Rider No. 1 dated _____________, 2005 to the
                            Installment Sale Contract
                      Between Stowers Machinery Corporation
                          And National Coal Corporation

         WHEREAS, Stowers Machinery Corporation ("Dealer") and National Coal Corporation ("Purchaser") are parties to that certain Installment Sale Contract (the "CONTRACT"), dated of even date herewith;

         WHEREAS, Dealer will assign the Contract to Caterpillar Financial Services Corporation ("CAT FINANCIAL") pursuant to that certain Assignment of ISC dated of even date herewith; and

         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. SECTION 7 is hereby amended to provide for an additional "Event of Default" (as defined in the Contract) as follows: "(i) a Change of Control shall occur or exist. "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events; (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of 51% of the assets of Purchaser, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by an person, entity, organization or group which shall collectively or individually total 51% or more of the outstanding shares of the voting stock of Purchaser; or (c) Jon Nix shall no longer serve as an officer or director of Purchaser."

2. Except as amended hereby, the Contract remains in full force and effect and enforceable in accordance with its terms. The amendments set forth herein shall be effective as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereto as of the date first above written.


NATIONAL COAL CORPORATION                 STOWERS MACHINERY CORPORATION

Signature   /s/ Jon E. Nix                Signature  /s/ David Waddilore
            -------------------------                ------------------------
Name (PRINT)    Jon E. Nix                Name (PRINT)   David Waddilore

Title           CEO                       Title          Executive V.P.

                  CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

Caterpillar Financial Corporation

Gentlemen:

You have purchased one or more conditional sales contracts or lease agreements (herein designated "Accounts"), arising from the bona fide sale, or lease to us, by various vendors or lessors of equipment and inventory (herein designated "Collateral"), and/or you have made direct loans to, or otherwise extended credit, to us evidenced Accounts creating security interests in Collateral.

In order to induce you to extend our time of payment on one or more Accounts, and/or to make additional loans to us, and/or to purchase additional Accounts, and inconsideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

All presently existing and hereafter acquired Collateral in which you have or shall have a security interest, shall secure the payment and performance of all of our liabilities and obligations to you, of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

We further agree that your security interesting the property covered by an Account now held, or hereafter acquired by you, shall not be terminated, in whole or in part, until and unless all indebtedness of every kind, due or to become due, owed by us to you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid.

This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned, or hereafter acquired, by you.

A default under any Account or agreement shall be deemed to be a default under all other Accounts and agreements. A default shall result if we fail to pay any sum when due, on any Account or agreement, or if we beach any of the other terms and conditions thereof, or if we became insolvent, cease to do business as a going concern, make an assignment for the benefit of creditors, or if a petition for a receiver or if bankruptcy is filed by or against us, or if any of our property is seized, attached or levied upon. Upon our default, any or all Accounts and agreements shall, at your option, become immediately due and payable, without notice or demand to us or any other party obligated thereon, and you shall have,, and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the applicable jurisdiction and as otherwise granted to you under any Account or other agreement. We hereby waive, to the maximum extent permitted by law, notices of default, notices of repossession and sale or other disposition of Collateral, and all other notices, and in the event any such notice can not be waived, we agree that if such notice is mailed to us, postage prepaid, to the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable, and shall fully satisfy any requirement for giving notice.

All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.

This Agreement shall be governed by and construed under the laws of the State of Tennessee, without giving effect to the conflict-of-laws principles thereof, and we hereby consent to the jurisdiction of any state or federal court located within the State of Tennessee. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL.

This agreement may not be varied or altered, nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns, and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

IN  WITNESS  WHEREOF,  this  agreement  is  executed  this  ___________  day  of
______________.

NATIONAL COAL CORPORATION                 STOWERS MACHINERY CORPORATION

Signature   /s/ Jon E. Nix                Signature  /s/ David Waddilore
            -------------------------                ------------------------
Name (PRINT)    Jon E. Nix                Name (PRINT)   David Waddilore

Title           CEO                       Title          Executive V.P.